EXHIBIT 99.1
FOR IMMEDIATE RELEASE
Corporate Communications Contact:
Jennifer Black, Vice President of Marketing
jblack@local.com / (949) 784-0800
Investor Relations Contact:
John Baldissera, BPC Financial Marketing
(800) 368-1217
Interchange Announces Second Quarter
2006 Financial Results
Irvine, CA — August 3, 2006 — Interchange Corporation (NASDAQ: INCX), owner of Local.com, a leading local search engine, today announced its financial results for the second quarter 2006.
“Interchange had an exceptional quarter with improved site monetization and record traffic on Local.com,” said Heath Clarke, CEO of Interchange. “We believe we are demonstrating improvements to our operational efficiencies while returning the company to growth mode. With a solid plan, key partnerships, and additional product enhancements designed to attract new users, we are executing on our goal of making Local.com a leader in local search.”
Q2 Financial Highlights:
■	Revenues - Interchange returned to growth mode - Revenue was $3.4 million for the second quarter of 2006, which was approximately $200,000 better than the high end of guidance and represented growth of 7% over the first quarter of 2006.
▪	Local Search – For the third consecutive quarter, local search revenue exceeded our expectations. Local search revenue was $1.7 million for the second quarter, which was $100,000 better than guidance, and represented growth of 46% over the first quarter.

▪	National Search – Our national search distribution network revenue was $1.7 million for the second quarter of 2006, which decreased from $2.1 million in the first quarter of 2006.
■	Net Loss – For the second quarter of 2006, the net loss was $3.5 million, which was approximately $100,000 better than our guidance and about $300,000 better than the first quarter of 2006. Basic and diluted net loss per share was $0.38. The net loss included $1.2 million, or $0.13 per share, of non-cash stock based compensation ($666,000) and depreciation and amortization ($521,000).

■	Cash and Marketable Securities - Interchange ended the second quarter with $9.3 million in cash and marketable securities and no material debt. The company used $2.7 million in cash during the quarter.

■	Positive Return on Ad Spend – Local.com achieved a major local search milestone with a positive return on ad spend for all traffic acquired in the month of June. This means that our local search revenue exceeded our traffic acquisition costs.

■	Record Traffic & Reach - Traffic on Local.com grew to 8.6 million monthly unique visitors in

June, ranking the site at #102 of all US websites and giving Local.com a 5% reach to all US internet users (source: comScore June 2006).

■	Increased Site Monetization - Monetization of the site improved significantly, with quarterly revenue per thousand page views increasing 62% to $15.13, up from $9.34 in the first quarter.

■	Key Hires - VP Marketing, Jennifer Black and VP Engineering, Lee Siegfried.
Financial Guidance
The company expects third quarter 2006 revenue of between $4.2 million and $4.4 million, which represents an increase of 24% to 30% over the second quarter. Of this revenue, we expect local search to account for approximately $3.0 million, an increase of 79% over the local search revenue from the second quarter 2006. The company expects net loss for the third quarter 2006 to be between $2.8 million and $3.0 million, or $0.30 to $0.33 per share. The loss per share forecast assumes 9.3 million outstanding shares.
The above guidance includes non-cash expenses of $1.1 million, or $0.11 per share, consisting of non-cash stock based expense of $526,000 and depreciation and amortization of $527,000.
Based on the above guidance, the company expects to use approximately $2.3 million in cash in the third quarter, down from $2.7 million used in the second quarter.
Conference Call and Webcast Information
A live webcast of Interchange’s second quarter 2006 earnings release call will be available at http://www.visualwebcaster.com/event.asp?id=34874. The call begins today at 2:00 PM (PT) / 5:00 PM (ET). This press release, the financial tables, as well as other company information can also be viewed at that site. Investors and analysts can participate in the call by dialing 1-800-218-0204. A replay of the Webcast will be available for 90 days at the company’s Website, starting approximately one hour after the completion of the call.
About Interchange
Interchange Corporation (NASDAQ: INCX), owns Local.com (www.local.com), a leading local search engine (ranked #102 in U.S. website traffic—June 2006 comScore). According to comScore data, Local.com attracts over 8 million monthly unique visitors seeking information on local businesses, products, services and people. Powered by the company’s patent-pending Keyword DNA® and local web indexing technologies, Local.com provides users with targeted, relevant local search results. These results include special offers from local businesses, reviews from other users, local businesses’ website links, maps, driving directions and more. Businesses can advertise on Local.com with subscription, pay per click, banner and pay per call ad products.
Forward-Looking Statements
All statements other than statements of historical fact included in this document regarding our anticipated financial position, business strategy and plans and objectives of our management for future operations, are forward-looking statements. When used in this report, words such as “anticipate,” “believe,” “estimate,” “plans,” “expect,” “intend” and similar expressions, as they relate to Interchange or our management, identify forward-looking statements. Any forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to our management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including, but not limited to, our ability to monetize the Local.com domain, incorporate our local-search technologies, market the Local.com domain as a destination for consumers seeking local-search results, grow our business by enhancing our local-search services, expand our Advertiser and Distribution Networks, expand internationally, integrate and effectively utilize our acquisitions’ technologies, develop our products and sales, marketing, finance and administrative functions and successfully integrate our expanded infrastructure, as well as our dependence on major advertisers, competitive factors and pricing pressures, changes in legal and regulatory requirements, and general economic conditions. Any forward-looking statements reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this paragraph.
Our Annual Report on Form 10-KSB, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements in this release speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.

INTERCHANGE CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	June 30,	December 31,
	2006	2005
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,402	$1,075
Restricted cash	41	10
Marketable securities	7,890	13,244
Accounts receivable, net of allowances of $16 and $30, respectively	1,857	1,138
Prepaid expenses and other current assets	331	377

Total current assets	11,521	15,844

Property and equipment, net	2,375	2,772
Intangible assets, net	3,287	3,760
Goodwill	12,213	12,445
Long-term restricted cash	125	166
Deposits	47	47

Total assets	$29,568	$35,034

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,962	$1,798
Accrued compensation	389	347
Deferred rent	508	575
Accrued royalties	254	496
Other accrued liabilities	731	631
Notes payable	14	84
Deferred revenue	319	295

Total liabilities, all current	4,177	4,226

Minority interest	(1)	(1)

Commitments and contingencies

Stockholders’ equity:
Convertible preferred stock, $0.00001 par value; 10,000,000 shares authorized; none issued and outstanding for all periods presented	—	—
Common stock, $0.00001 par value; 30,000,000 shares authorized; 9,235,352 and 9,171,944 issued and outstanding, respectively	—	—
Additional paid-in capital	50,497	48,706
Accumulated comprehensive loss	(101)	(151)
Accumulated deficit	(25,004)	(17,746)

Stockholders’ equity	25,392	30,809

Total liabilities and stockholders’ equity	$29,568	$35,034

INTERCHANGE CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2006	2005	2006	2005
Revenue	$3,374	$4,753	$6,525	$10,663

Operating expenses:
Search serving	1,381	2,638	2,961	5,813
Sales and marketing	3,146	1,507	5,614	2,845
General and administrative	1,549	1,032	3,352	1,993
Research and development	618	459	1,569	1,015
Amortization of intangibles	237	177	473	228

Total operating expenses	6,931	5,813	13,969	11,894

Operating loss	(3,557)	(1,060)	(7,444)	(1,231)

Interest and other income	83	226	188	540

Loss before income taxes	(3,474)	(834)	(7,256)	(691)

Provision (benefit) for income taxes	1	(6)	2	5

Net loss	$(3,475)	$(828)	$(7,258)	$(696)

Per share data:

Basic net loss per share	$(0.38)	$(0.10)	$(0.79)	$(0.08)

Diluted net loss per share	$(0.38)	$(0.10)	$(0.79)	$(0.08)

Basic weighted average shares outstanding	9,233,601	8,536,068	9,222,385	8,264,347
Diluted weighted average shares outstanding	9,233,601	8,536,068	9,222,385	8,264,347
Supplemental consolidated statements of operations information:

	Three months ended
	June 30,
	2006	2005
Non-cash stock based compensation expense:

Sales and marketing	$199	$—
General and administrative	391	65
Research and development	76	—

Total stock based compensation expense	$666	$65

Basic and diluted net compensation expense per share	$0.07	$0.01